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                                                                   EXHIBIT 10(c)



                               First Amendment to
                              Amended and Restated
                    Employment Agreement dated June 29, 2000
                                     Between
                             The Walt Disney Company
                                       And
                                Michael D. Eisner

      The Walt Disney Company ("Company") and Michael D. Eisner ("Executive") hereby amend the Amended and Restated Agreement dated June 29, 2000 between Company and Executive ("Agreement") as follows, effective as of April 27, 2004. Capitalized terms used but not defined in this amendment (the "First Amendment") shall have the meanings given in the Agreement.

      1. Section 2 of the Agreement is amended to delete the reference to the employment of Executive as the Company's "Chairman" and Section 10(i) of the Agreement is amended to delete the reference to Executive's election or retention as "Chairman".

      2. Section 2 of the Agreement is amended to include a new second sentence:

                  "For all purposes under this Agreement, as Chief Executive Officer, Executive shall retain the same duties and responsibilities, with the same scope of authority, with respect to the management of the Company, as he previously held as Chief Executive Officer during the term of the Agreement."

      3. Executive hereby agrees not to assert any right to terminate his employment under Section 10 of the Agreement, or to claim a breach of the Agreement or otherwise assert any claim or right, as a result of his removal from the position of Chairman on March 3, 2004.

      4. Except as modified hereby, all provisions of the Agreement shall continue in full force and effect. Without limiting the generality of the foregoing, except as expressly provided herein, this First Amendment shall not affect any other rights that the Executive or the Company may have under the Agreement.

            IN WITNESS WHEREOF, the parties have executed this First Amendment on this 27th day of April 2004.

                                                        THE WALT DISNEY COMPANY

                                                        By: ALAN N. BRAVERMAN
                                                            --------------------

        MICHAEL D. EISNER
      ------------------------------
      MICHAEL D. EISNER